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     Because  the  electronic  format  of filing  Form  N-SAR  does not  provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

     Evergreen Special Equity Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      0                 0.00             7,258,830         12.45


     Class B      0                 0.00             3,289,179         12.04


     Class C      0                 0.00             1,994,199         12.04


     Class I      0                 0.00             23,186,991        12.79


     Class IS     0                 0.00             281,589            12.49





     Evergreen Strategic Growth Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      122               0.00             176,951            24.89


     Class B      0                 0.00             102,003            24.45


     Class C      0                 0.00             108,880            24.46


     Class I      1,204,427         0.02             56,126,206         25.02


     Class IS     1,934             0.00             679,121            24.71


     Class R      0                 0.00             43                 25.01